Exhibit 3.1

                             ARTICLES OF INCORPORATION
                                        OF
                          HOMELAND BANKSHARES CORPORATION
                        (as amended through April 25, 1995)


                                     ARTICLE I
                      (as amended through December 31, 1994)

       The name of the corporation is Homeland Bankshares Corporation.


                                    ARTICLE II

       The period of the duration of the corporation shall be perpetual.


                                    ARTICLE III

       The purpose for which the corporation is organized is to have unlimited power to engage in, and to do any and all lawful acts concerning any or all lawful businesses for which corporations may be organized under the provisions of Chapter 496A of the 1981 Code of Iowa.


                                    ARTICLE IV
                        (as amended through April 25, 1995)

       The aggregate number of shares which the corporation is authorized to issue is twenty-five million (25,000,000) shares of common stock at a par value of twelve and one-half dollars ($12.50) per share. All stock shall be issued for not less than par and at such times and with such provisions as the Board of Directors may authorize. No certificate of stock shall be issued until the shares represented thereby shall have been paid for in full as provided by law. Each share of common stock shall be entitled to one vote at all shareholders meetings, to be cast only by the registered owner thereof as shown by the corporation's stock records, or his duly authorized representative by written proxy previously deposited with the secretary. Fractional votes shall not be cast or counted. Each share of each series of stock shall have equal rank, rights and priority with each other shares of the same series. No shareholder shall have a pre-emptive right to acquire any unissued shares of the corporation or securities convertible into such shares or carrying a right to subscribe to or acquire shares.

       All stock must be transferred by surrender to the company, at its principal office, of the stock certificates, duly endorsed by the registered holder; whereupon, the transferee will be promptly registered as the owner of said stock on the records of the corporation and a certificate to such effect will be promptly issued to him. No transfer not thus made and registered on the company's books shall in any manner affect the corporation, and no persons not thus registered as the owner shall have, as to the corporation, any rights of a stockholder to notice, payment, voting rights or otherwise; and no transfer shall be registered until all liens, if any, on the shares to be transferred have been or are currently paid.

       The corporation shall have a lien on all stock for any obligation owing to it by the registered shareholder. Upon maturity of any such obligation, the pledge may be enforced as a foreclosure of a pledge, and in such event, the certificates of stock representing the said shares shall stand cancelled, without surrender and a new certificate shall be issued to the purchaser upon such foreclosure.

                                    ARTICLE V

       The address of the initial registered office of the corporation is 100 East Park Avenue, Waterloo, Iowa, and the name of its initial registered agent at such address is R. Scott Fetner.


                                    ARTICLE VI

       The number of directors constituting the initial Board of Directors is four (4), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders, or until their successors are elected and shall qualify, are:


       Name                                       Address
       ----                                       -------

  W. Louis Beecher                  206 Crestview, Waterloo, Iowa  50701
  R. Scott Fetner                   3531 Kingswood Place, Waterloo, Iowa  50701
  William C. Langlas                215 Pauline Place, Waterloo, Iowa  50701
  Robert J. McCoy                   310 Russell Road, Waterloo, Iowa  50701


                                    ARTICLE VII

       The officers of the corporation, who need not be shareholders or directors, shall consist of a Chairman, President, Secretary and Treasurer. The offices of Secretary and Treasurer may be combined and filled by one person. The officers shall be selected by the directors immediately following the annual stockholders meeting. Any vacancy occurring in any office shall be filled by the Board of Directors.

                                   ARTICLE VIII

       The name and address of the incorporator is R. Scott Fetner, 3531 Kingswood Place, Waterloo, Iowa 50701.


                                    ARTICLE IX

       The private property of all stockholders and officers of the corporation shall be and remain exempt from all corporate debts, and this article shall in no event be amended.


                                     ARTICLE X
                           (as amended December 2, 1992)

       Each article of these Articles of Incorporation, except Article IX, may be amended at any stockholders' meeting by a favorable vote of a majority (or such other percentage as may be required by law or these Articles of Incorporation) of all stock outstanding.


                                    ARTICLE XI

       The Board of Directors of this corporation shall have the power to enact, rescind, and amend bylaws which it deems necessary for the proper conduct, operation and control of the affairs of the corporation.


                                    ARTICLE XII

       The date on which the corporate existence shall begin shall be the 22nd day of July, 1981.


                                   ARTICLE XIII
                           (as adopted December 1, 1987)

       SECTION 13.1. A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (c) for a transaction from which the director derives an improper personal benefit, or (d) under Section 496A.44 of the Iowa Business Corporation Act. If the Iowa Business Corporation Act is hereafter amended to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the maximum extent permitted by the Iowa Business Corporation Act, as so amended, automatically and without any further action by the corporation or its shareholders. Any repeal or modification of the provisions of this Section
  13.1 by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability, or any other right or protection of a director of the corporation with respect to any state of facts existing at or prior to the time of such repeal or modification.

       SECTION 13.2. The corporation shall indemnify and advance expenses to any person who was or is a party or witness, or is threatened to be made a party or witness, or is involved in any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including a grand jury proceeding) by reason of the fact that he or she, or a person of whom he or she is a legal representative, is or was a director or officer of the corporation or while a director or officer of the corporation was serving at the request of the corporation as a director, officer, employee, agent, partner or trustee (or in a similar position) of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, to the maximum extent it is empowered to indemnify and advance expenses by the Iowa Business Corporation Act and any other applicable law, as the same exist or may hereafter be amended or changed (but, in the case of any such amendment or change, only to the extent that such amendment or change empowers the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment or change), against all costs, charges, expenses (including attorneys' fees), judgments, fines (including ERISA excise taxes or penalties) and amounts paid in a compromise settlement actually and reasonably incurred by him or her in connection with such claim, action, suit, or proceeding, or in connection with the appeal thereof, provided, however, that except as provided in Section 13.3 of this
  Article XIII with respect to proceedings seeking to enforce rights of indemnification, no director or officer of the corporation shall be indemnified or held harmless by the corporation against any amounts paid, including expenses actually and necessarily incurred in connection therewith, unless the Board of Directors of the corporation, by a majority vote of the directors of the corporation who are not parties to such settlement, shall first have approved the proposed settlement; and further provided, however, that except as provided in Section 13.3 of this Article XIII, the corporation shall indemnify any such person in connection with any claim, action, suit or proceeding (or part thereof) by, on behalf, or in the interest of the corporation initiated by such person only if the initiation of such claim, action, suit, or proceeding (or part thereof) was authorized by the Board of Directors. Approval or disapproval of any proposed compromise settlement by the corporation shall not subject the corporation to any liability to or require indemnification or reimbursement of any party who the corporation would not otherwise have been required to indemnify or reimburse. The right to indemnification conferred in this Section 13.2 shall be a contract right and shall include the right to payment or reimbursement by the corporation of the expenses incurred in connection with any such claim, action, suit or proceeding in advance of its final disposition; provided, however, that the payment or reimbursement of such expenses incurred by a director or officer in advance of the final disposition of such suit, action or proceeding shall be made only in a manner consistent with the Iowa Business Corporation Act.

       SECTION 13.3. Any indemnification or advancement of expenses required under this Article XIII shall be made promptly upon, and in any event within thirty (30) days after, the written request of the person entitled thereto. If the corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days of the date such request is received by the corporation, the person seeking indemnification or advancement of expenses as granted by this Article XIII may at any time within the applicable statute of limitations bring suit against the corporation in any court of competent jurisdiction to establish such person's right to indemnity or advancement of expenses. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action or proceeding shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses pursuant to this Article XIII where the written affirmation of good faith and undertaking to repay as required by the Iowa Business Corporation Act have been received by the corporation) that the claimant has not met the standard of conduct set forth in the Iowa Business Corporation Act, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including the Board of Directors, independent legal counsel or the shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Iowa Business Corporation Act, nor the fact that there has been an actual determination by the corporation (including the Board of Directors, independent legal counsel or the share-holders) that the claimant has not met such applicable standard of conduct, shall or create a presumption that the claimant has not met the applicable standard of conduct.

       SECTION 13.4. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, provided, however, that in no event shall any such provision or agreement provide indemnification to a person who was or is a director of the corporation (a) for any breach of the director's duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,
  (c) for a transaction from which the director derives an improper personal benefit, or (d) under Section 496A.44 of the Iowa Business Corporation Act. Such rights to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the personal representatives, heirs, executors and administrators of such a person. Any repeal or modification of the provisions of these Sections 13.2, 13.3 or 13.4 of this Article XIII shall not affect any obligations of the corporation or any rights regarding indemnification and advancement of expenses of a director or officer with respect to any threatened, pending or completed claim, action, suit or proceeding for which indemnification or the advancement of expenses is requested, in which the alleged cause of action accrued at any time prior to such repeal or modification.

       SECTION 13.5. The corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this
  Article XIII, the Iowa Business Corporation Act or otherwise.

       SECTION 13.6. If this Article XIII or any portion thereof shall be invalidated on any grounds by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer of the corporation as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, a grand jury proceeding and any claim, action, suit or proceeding by or in the right of the corporation, to the maximum extent permitted by any applicable portion of this Article XIII that shall not have been invalidated, by the Iowa Business Corporation Act or by any other applicable Law.

       SECTION 13.7. By action of the Board of Directors, the corporation may provide in its Bylaws indemnification to employees and agents of the corporation up to the full extent and effect as provided to directors and officers by this Article XIII.


                                    ARTICLE XIV
                           (as adopted December 2, 1992)

       SECTION 14.1 The number of directors constituting the Board of Directors shall not be less than four (4) or more than twenty (20). The exact number of directors shall be determined, from time to time, by resolution adopted by a majority of the entire Board or by resolution of the shareholders at any meeting thereof. In the event that the number of directors is increased by such a resolution, the vacancy or vacancies so resulting may be filled only by a vote of the majority of the entire Board for a term of office continuing only until the next annual meeting of the shareholders, with the classification of such additional directorships to be determined by the Board of Directors prior to such annual meeting. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. As used in this Section 14.1, the phrase "entire Board" shall mean the entire membership of the Board of Directors, excluding any vacancy occurring in the membership of the Board by reason of an increase in the number of directors but including any vacancy occurring other than as a result of an increase in the number of directors.

       SECTION 14.2 The Board of Directors shall be divided into three classes, each class to be as nearly equal in number as possible. Following the adoption of this Article, the initial term of office of the directors first chosen in each of the classes created hereby shall be as follows: the term of office of the directors in Class I shall expire at the first annual meeting of shareholders after their election or upon their successors having been elected and qualified; the term of office of the directors in Class II shall expire at the second annual meeting of shareholders after their election or upon their successors having been elected and qualified; and the term of office of the directors in Class III shall expire at the third annual meeting of shareholders after their election or upon their successors having been elected and qualified. At each annual meeting of shareholders thereafter, directors elected to succeed those whose terms then expire shall hold office until the third succeeding annual meeting of shareholders after their election or until their successors shall have been elected and qualified.

       SECTION 14.3 Any vacancy occurring in the Board of Directors, other than as a result of an increase in the number of directors, may be filled only by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. Directors elected to fill such a vacancy shall hold office for the unexpired term of the class of which their predecessor in office was a member.

       SECTION 14.4 The affirmative vote of the holders of eighty percent (80%) of the issued and outstanding shares shall be required to remove from office any one or more directors; provided, however, nothing herein shall be construed to require that any director be elected by more than the affirmative vote of the majority of the issued and outstanding shares represented at a duly called and held meeting of shareholders at which there is a quorum.

       SECTION 14.5 No amendment to the Articles of Incorporation of the corporation shall amend, modify, or repeal any of the provisions of this Article, unless such amendment shall receive the affirmative vote of the holders of at least eighty percent (80%) of the issued and outstanding shares.


                                    ARTICLE XV
                           (as adopted December 2, 1992)

       SECTION 15.1. In addition to any vote, concurrence, consent, or approval by the Board of Directors or Shareholders required by the laws of the State of Iowa or any other provision of these Articles of Incorporation or otherwise, the affirmative vote, concurrence, consent, or approval of the holders of at least eighty percent (80%) of the corporation's issued and outstanding shares shall be required to authorize, adopt, or approve a Covered Transaction, as herein defined.

       SECTION 15.2. Upon the authorization, adoption, or approval of a Covered Transaction, every Shareholder shall have the right to dissent from the taking of such action and shall have the rights of a dissenting Shareholder, as provided in Division XIII of the Iowa Business Corporation Act, Iowa Code section 490.1301 et seq. as contained in the Code of Iowa 1991, and the "fair value" of such Shareholder's Shares to be determined thereunder shall be no less than the greater of:

  (a) The highest price per Share, including any commissions or fees to brokers or dealers, paid by an Interested Person who or which is a party, directly or indirectly, to a Covered Transaction in acquiring any Shares which such Interested Person beneficially owns, directly or indirectly;

  (b) The highest asked price per Share quoted in the NASDAQ System or on any stock exchange on which the Shares are listed during the twenty-four
       (24) months immediately preceding the date such Interested Person became a beneficial owner of five percent (5%) or more of the Shares; or

  (c) The total Shareholders' equity per Share for the most recently ended quarter of the fiscal year of the corporation prior to the date of the Covered Transaction as reflected in the financial statements of the corporation filed with the United States Securities and Exchange Commission.



       SECTION 15.3. This Article shall not apply to any Covered Transaction if:

  (a) The Board of Directors of the corporation, by duly adopted resolution, shall have approved a memorandum of understanding with each Interested Person who or which is a party to such Covered Transaction, with respect thereto, prior to the time that each such Interested Person shall have become a beneficial owner of five percent (5%) or more of the Shares; or

  (b) The Covered Transaction has been approved by a resolution adopted by the affirmative vote of seventy-five percent (75%) or more of the entire membership of the Board of Directors of the corporation at any time prior to the consummation of such Covered Transaction, provided that a majority of the membership of the Board of Directors voting for the approval of such transaction consists of Disinterested Directors.

       SECTION 15.4. The following terms, as used in this Article, shall have the following meanings, to wit:

  (a) "Shares": the shares of the $12.50 par value stock of the corporation issued and outstanding at the time of any determination thereof; "Share": each single unit of the Shares; and "Shareholders": the holders of the Share or Shares.

  (b) "Person": any individual, estate, partnership, limited partnership, corporation, association, group, syndicate, trust, or other person or entity. When two or more Persons act in concert for the purpose of acquiring, holding, or disposing of the Shares, such Persons together shall be deemed to be a "Person."

  (c)  A "beneficial owner" of the Shares:

       (1)(a) Any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship, agreement, or otherwise has or shares benefits substantially equivalent to those of ownership, whether such Person owns the Shares of record or not, including, without limiting the generality of the foregoing, (i) voting power, which includes the power to vote or to direct the voting of such Shares; and/or (ii) investment power, which includes the power to dispose or to direct the disposition of such Shares.

          (b) Any Person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement, or any other contract, arrangement, or device with the purpose or effect of divesting such Person of beneficial ownership of the Shares or preventing the vesting of such beneficial ownership shall be deemed for purposes of this Article to be the beneficial owner of such Shares.

       (2) A Person shall be deemed to be the beneficial owner of Shares if that Person has the right to acquire beneficial ownership of such Shares, including, without limiting the generality of the foregoing, any right to acquire beneficial ownership (i) through the exercise of any option, warrant, or right; (ii) through the exercise of any conversion rights provided for in any other security or document; (iii) pursuant to the power to revoke a trust, discretionary account, or similar arrangement; or (iv) pursuant to the automatic termination of a trust, discretionary account, or similar arrangement.

       (3) All Shares beneficially owned by a Person, regardless of the nature or manner of such beneficial ownership, shall be aggregated in calculating the number of Shares beneficially owned by such Person.

  (d) "Equity Security": any stock or similar security; or any security convertible, with or without consideration, into such a security, or carrying any warrant or right to subscribe to or purchase such a security; or any such warrant or right.

  (e) "Control," "controlling," "controlled by," and "under common control with": the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of securities, by contract, or otherwise.

  (f) "Affiliate": a person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

  (g) "Associate": (i) any corporation or organization of which the Person specified is an officer, director, or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of Equity Security, (ii) any trust or estate in which the Person specified has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of the Person specified, or any relative of such spouse, who has the same home as the Person specified or who is an officer, director, or partner of or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of Equity Security of an Affiliate or Associate of the Person specified.

  (h) An "Interested Person": any Person who or which beneficially owns, directly or indirectly, whether of record or not, five percent (5%) or more of the Shares, and all Associates and Affiliates of such Person.

  (i) "Subsidiary": any corporation of which fifty percent (50%) or more of any class of Equity Security is beneficially owned, directly or indirectly, by the corporation.

  (j)  "Covered Transaction":

       (1) Any consolidation of the corporation or any Subsidiary with any Interested Person, or any merger of the corporation or a Subsidiary into any Interested Person, or any merger of any Interested Person into the corporation or a Subsidiary;

       (2) Any sale, lease, exchange, mortgage, pledge, or other disposition of all or any material or integral part of the property and assets, with or without goodwill, of the corporation or any Subsidiary to any Interested Person, whether in one transaction or a series of transactions;

       (3) Any issuance or transfer by the corporation or any Subsidiary of any securities to any Interested Person;

       (4) Any reclassification of securities, recapitalization, reverse stock split, redemption, or other transaction (except repurchases by the corporation of the Shares pursuant to voluntary sales by Shareholders) designed to decrease or having the effect of decreasing the number of Shareholders, other than an Interested Person;

       (5) The dissolution of the corporation and transfer during liquidation of all or any material or integral part of the property and assets, with or without goodwill, of the corporation or any Subsidiary to any Interested Person;

       (6) The receipt by any Interested Person from the corporation or any Subsidiary of the benefit, directly or indirectly, of any loans, contracts, management fees, employment contracts, leases, advances, guarantees, pledges, tax credits, or other financial benefit, except benefits received by such Interested Person as a Shareholder in proportion to the shareholdings of such Person equally with all other Shareholders; or

       (7) Any substantial change in the method of conducting or the nature of the business of the corporation or any Subsidiary brought about, directly or indirectly, by an Interested Person.

  (k) "Disinterested Director": any director of the corporation who is not an Interested Person, directly or indirectly, a party to a Covered Transaction, and who is not an Affiliate or Associate of such Interested Person, and who has been a duly elected and active director of the corporation since prior to the time such Interested Person became a beneficial owner of five percent (5%) or more of the Shares.

       SECTION 15.5. Decisions with respect to the interpretation and application of this Article shall be made by the Disinterested Directors, and a good faith decision by a majority of the Disinterested Directors shall be controlling for all purposes of this Article. In the event there are no Disinterested Directors, the interpretation and application of this Article shall be referred by the corporation to the Iowa District Court in the county in which the corporation has its principal office, and the decision of such court shall be binding upon the corporation and all Shareholders.

       SECTION 15.6. No amendment to the Articles of Incorporation of the corporation shall amend, modify, or repeal any of the provisions of this Article, unless such amendment shall receive the affirmative vote of the holders of at least eighty percent (80%) of the Shares.